Exhibits 10.1

Termination Agreement

This Termination Agreement (the “Agreement”), dated as of December 13, 2021 (the “Effective Date”), by and among Hudson Capital Inc. (f/k/a China Internet Nationwide Financial Services Inc.), a British Virgin Islands business company (“Parent”), Hudson Capital Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Freight App Inc., a Delaware corporation(fka Freight Hub, Inc. (the “Company”), and ATW Master Fund II, L.P., a Delaware limited partnership, as the representative of the stockholders of the Company (the “Stockholders’ Representative”).

Whereas, the parties entered into a Merger Agreement dated October 10, 2020, as amended from time to time (the “Merger Agreement”).

Whereas, the parties desire to terminate the Merger Agreement as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

NOW, THEREFORE, in consideration of the mutual premises and respective agreements of the parties hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Termination of the Merger Agreement . Effective as of the Effective Date, the Merger Agreement is hereby irrevocably terminated and no party shall have any further rights or obligations thereunder other than those which specifically survive pursuant to the terms of the Merger Agreement.

Section 2. Further Assurances. The parties hereto hereby covenant and agree to execute, acknowledge and deliver all such documents and instruments, and to take such further actions, as may be reasonable necessary or appropriate, from time to time, to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby.

Section 3. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 4. Amendments. No change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

Section 5. Governing Law. This Agreement shall be governed by the law of the State of New York.

[SIGNATURE PAGE(S) FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

Parent:

Hudson Capital Inc. (f/k/a China Internet Nationwide Financial Services Inc.)

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chief Executive Officer

Purchaser/Redomestication Surviving Corporation:

Hudson Capital Merger Sub I Inc.

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chief Executive Officer

Merger Sub:

Hudson Capital Merger Sub II Inc.

By:	/s/ Warren Wang
Name:	Warren Wang
Title:	Chief Executive Officer

Company/Surviving Corporation:

freight APP, Inc.

By:	/s/ Paul Freudenthaler
Name:	Paul Freudenthaler
Title:	CFO

Stockholders’ Representative:

ATW Master Fund II, L.P.

By:	ATW Partners GP II, LLC

By:	/s/ Antonio Ruiz-Gomez, Jr.
Name:	Antonio Ruiz-Gomez, Jr.
Title:	Member

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